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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                                   SICOR Inc.
                                    19 Hughes
                                Irvine, CA 92618

                                  May 31, 2001

MS Holdings LLC
Attn:  Mr. Marvin S. Samson
P.O. Box 2730
Cherry Hill, NJ 08034

Dear Marvin:

      It is with great pleasure that we present our offer to you of the position of consultant to SICOR Inc. (the "Company"), effective as of May 1, 2001. We are all enthusiastic about the prospect of working with you in this capacity.

      This Agreement sets forth the basic terms and conditions of your arrangements with the Company. By signing this Agreement, you will be agreeing to these terms:

      1.  DUTIES AND SCOPE OF CONSULTING.

      (a) POSITION. The Company agrees to employ you as its independent consultant. You will report to the Chief Executive Officer of the Company and have the duties reasonably assigned by him, consistent with the position of Consultant.

      (b) DIRECTORSHIP. The Company agrees to use its best efforts to cause you to be nominated for election as a member of the Board throughout the term of this Agreement. At the pleasure of the Company's stockholders, you agree to serve as a Director on the Board at the compensation level presently in effect and as it may be amended during the term of this Agreement.

      (c) OBLIGATIONS. During the term of this Agreement, you will devote such efforts and time to the Company and its subsidiaries as assigned by the Chief Executive Officer of the Company, and consistent with your position as a Consultant. Your time devoted to the Company and its subsidiaries will not exceed 1000 hours per engagement year except as agreed to by you and the Chief Executive Officer. Except as set forth below, you will not render services to any other person or entity without the express prior approval of the Chief Executive Officer. During the term of this Agreement and during any period of Compensation Continuation as provided for in Section 10(f) below, you will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with the Company; provided that you may own less than one percent of the outstanding securities of any publicly traded corporation. In the event of a violation by you of the requirements of the immediately preceding sentence, all payments to you under this

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Mr. Marvin S. Samson
May 29, 2001
Page 2

Agreement will cease. Notwithstanding the foregoing, the Company hereby consents to the continuation by you of the outside activities set forth on Annex A attached hereto.

      (d) The Company agrees that the Indemnity Agreement between you and the Company dated as of September 15, 2000 is hereby amended to indemnify you in accordance with the terms of the Indemnity Agreement for your acts and omissions in connection with your services under this Agreement.

      2.  COMPENSATION.

      (a) CONSULTING FEE. During the term of this Agreement, the Company agrees to pay you as compensation for your services a base compensation at the annual rate of $300,000 or at such higher rate as the Board may determine from time to time. In the event you and the Chief Executive Officer agree that you will provide services under this Agreement in excess of 1000 hours in an engagement year, you will be compensated at the rate of $400 per hour for any hours in excess of 1000 hours upon submission of an invoice therefor. Such compensation will be payable in accordance with the Company's procedures for independent consultants. The annual compensation specified in this Section 2(a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation."

      (b) BONUS. At the discretion of the Board of Directors, you will be eligible for a cash bonus at the end of each year of your engagement as a Consultant under this Agreement.

      3. BENEFITS. As an independent consultant, you will not be eligible to participate in the employee benefit plans maintained by the Company. You will be responsible for the payment of all taxes and charges associated with your compensation under this Agreement.

      4. BUSINESS EXPENSES. During the term of this Agreement, you will be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with your duties hereunder. The Company will reimburse you for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. Your reimbursement of expenses associated with your New Jersey office is set forth in Section 7 below.

      5. STOCK OPTION. Upon commencement of this Agreement, the Company will grant to you a non-qualified stock option to purchase from the Company 250,000 shares of the Company's common stock (the "Shares"). The exercise price of your stock option will be equal to the fair market value at the close of business on April 24, 2001. Fifty percent of these stock options will be vested upon execution of this Agreement, and fifty percent of these stock options will vest in three equal annual installments on the 2002, 2003 and 2004 anniversary dates hereof. Your non-qualified stock options will be granted pursuant to the SICOR Inc. 1997 Long-Term Incentive Plan and will be subject to the terms and conditions of the Plan and the Company's form of stock option agreement, a copy of which you have previously received. Your stock option agreement will provide, among other things, for a full vesting upon a "change of control," as defined therein.

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Mr. Marvin S. Samson
May 29, 2001
Page 3

      6.  Intentionally omitted.

      7. NEW JERSEY OFFICE; ADMINISTRATIVE ASSISTANT. The Company agrees that, upon commencement of this Agreement, it will reimburse you at the rate of $75,000 per annum for your administrative assistant and other costs and expenses of your New Jersey office, payable monthly in advance. Your administrative assistant will not be an employee of the Company and you will be responsible for all costs and expenses of such person. Your New Jersey office will not be an office of the Company, and you will be responsible for all costs and expenses of that office

      8. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. You will be required to sign and abide by the terms of the enclosed Proprietary Information and Inventions Agreement, a copy of which has previously been provided to you.

      9. IMMIGRATION DOCUMENTATION. Please be advised that this Agreement is contingent on your ability to prove your identity and authorization to work in the United States. You must comply with the Immigration and Naturalization Service's employment verification requirements.

      10. TERM AND TERMINATION OF EMPLOYMENT.

      (a) TERM. This Agreement with the Company will commence as of May 1, 2001. This Agreement will terminate three years after the date of the commencement, unless terminated earlier pursuant to this Section 10. This Agreement may be terminated by you or the Company at any time for any reason, with or without cause.

      (b) DEFINITIONS. For all purposes under this Agreement,

          (i) "Good Reason" shall mean (A) you have incurred a material reduction in your authority or responsibility, (B) a more than 25 percent reduction in Base Compensation or (C) a material breach of this Agreement by the Company;

          (ii) "Cause" shall mean (A) a willful failure or refusal to perform your duties hereunder, other than a failure resulting from complete or partial incapacity due to physical or mental illness or impairment, (B) gross misconduct or fraud, (C) the breach of a fiduciary duty to the Company or (D) conviction of, or a plea of "guilty" or "no contest" to, a felony.

          (iii) "Disability" shall mean that you, at the time your employment is terminated, have performed substantially none of your duties under this Agreement for a period of not less than three consecutive months as the result of your incapacity due to physical or mental illness.

          (iv) "Change in Control" shall mean a consolidation, merger or other reorganization of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or the sale of all or substantially all of the

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Mr. Marvin S. Samson
May 29, 2001
Page 4

      assets of the Company to another entity or person, or any transaction or series of related transactions in which more than 50% of the Company's voting power is transferred, unless the Company's stockholders of record immediately prior to such merger, consolidation or reorganization, sale or transaction are holders of more than 50% of the voting power of the surviving entity.

      (c) EARLY TERMINATION. This Agreement may be terminated by either you or the Company as provided in Section 10(a) above. This Agreement will terminate automatically in the event of your death.

      (d) TERMINATION FOR CAUSE OR GOOD REASON. The Company may terminate this Agreement at any time upon thirty days notice for Cause. You may terminate your employment for Good Reason upon thirty days notice.

      (e) RIGHTS UPON TERMINATION. Except as expressly provided in subsection
(f) below, upon a termination of this Agreement, you will be entitled to the Base Compensation, benefits and reimbursements described in Sections 2(a), 3 and 4 for the period preceding the effective date of the termination.

      (f) COMPENSATION CONTINUATION. In the event that (i) the Company terminates your employment without your consent for any reason other than Cause or Disability or(ii) you voluntarily resign your employment for Good Reason, the Company will continue to pay to you your Base Compensation and to vest your stock options until the end of the term of this Agreement, subject to subsection
(g) below. The payments under this subsection (f) will cease in the event of your death. In order to receive your compensation continuation, you will be required to sign a release in a form acceptable to the Company, of any and all claims that you may have against the Company. In the event of the termination of this Agreement, with or without Cause, following a Change in Control prior to May 1, 2004, you will be entitled to receive, without regard to the provisions of subsection (g) below, payment in full of any remaining Base Compensation to May 1, 2004 and all of your unvested stock options described in Section 5 above shall immediately vest and become exercisable in full.

      11. DISPUTE RESOLUTION. You and the Company ("the parties ") agree that any dispute arising out of or related to your employment shall be resolved as provided in the Dispute Resolution Procedures attached hereto as Annex B.

      Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein, and it, together with your stock option agreement and Employee's Proprietary Information and Inventions Agreement, constitutes the full, complete and exclusive agreement between you and the Company with respect to the subject matters herein. This Agreement cannot be changed unless in writing, signed by you and an authorized officer of the Company. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, and the parties will use their best efforts to find an alternative way to achieve the same result.

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Mr. Marvin S. Samson
May 29, 2001
Page 5

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles.

      This offer letter may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      To indicate your acceptance of this offer of a consulting agreement, please sign below and return one signed copy to me. The second signed copy is for your records.

                                                  Sincerely,

                                                  SICOR INC.



                                                  By /s/ Carlo Salvi
                                                     -------------------------
                                                     Carlo Salvi
                                                     Chief Executive Officer

ACCEPTED AND AGREED
As of this 31st day of May, 2001:

MS Holdings LLC


By /s/ Marvin S. Samson
   -----------------------------
   Marvin S. Samson

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                                     ANNEX A

                              PERMITTED ACTIVITIES

      1. All charitable activities discussed with and approved by the Company's Chief Executive Officer.

      2. All activities associated with MS Holdings, L.L.C. and Samson Medical Technologies, L.L.C. as of the date of the Agreement to which this Annex A is attached.

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                                     ANNEX B

                          DISPUTE RESOLUTION PROCEDURE

      You and the Company ("the parties ") agree that any dispute arising out of or related to your consulting arrangements shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, or where subsection (g) below specifically allows a different remedy.

      (a) The complainant shall provide the other party with a written statement of the claim identifying any supporting witnesses or documents and the requested relief.

      (b) The respondent shall furnish a statement of the relief, if any, that it is willing to provide, and identify supporting witnesses or documents. If the matter is not resolved, the parties shall submit the dispute to nonbinding mediation, paid for by the Company, before a mediator to be selected by the parties.

      (c) If the matter is not resolved through mediation, the parties agree that the dispute shall be resolved by binding arbitration. If the parties are unable to jointly select an arbitrator, they will obtain a list of arbitrators from the Federal Mediation and Conciliation Service and select an arbitrator by striking names from that list.

      (d) The arbitrator shall have the authority to determine whether the conduct complained of in subsection (a) above violates the complainant's rights and, if so, to grant any relief authorized by law; subject to the exclusions of subsection (g) below. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of any employment agreement between the parties, or change any lawful policy or benefit plan.

      (e) The Company will bear the costs of the arbitration if you prevail. If the Company prevails, you will pay half the cost of the arbitration or $500, whichever is less. Each party shall pay its own attorneys fees, unless the arbitrator orders otherwise pursuant to applicable law.

      (f) Arbitration shall be the exclusive final remedy for any dispute between the parties, such as disputes involving claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in Employment Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other disputes, and the parties agree that no dispute shall be submitted to arbitration where the complainant has not complied with the preliminary steps provided for in subsections (a) and (b) above.

      (g) The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement, so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law; however, either party may bring an action in a court of competent jurisdiction regarding or related to matters involving the Company's confidential, proprietary or trade secret

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information, or regarding or related to inventions that you may claim to have developed prior to joining the Company or after joining the Company, pursuant to California Labor Code Section 2870 ("Disputes Related to Inventions"). The parties further agree that for Disputes Related to Inventions that the parties have elected to submit to arbitration, each party retains the right to seek preliminary injunctive relief in court in order to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration.

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